Exhibit 99.1

Group 1 Automotive Disposes of Brazil Operations

•	Provides Share Repurchase Update

HOUSTON, July 5, 2022 - Group 1 Automotive, Inc. (NYSE: GPI), (“Group 1” or the “Company”), an international, Fortune 300 automotive retailer with 201 dealerships located in the U.S. and U.K., today announced that it has closed on the disposition of its Brazil operations. The Company also provided a year-to-date update on its share repurchase activity.

•	Disposition of Brazil Operations

The Company announced that its wholly-owned subsidiary GPI SA, LLC closed the sale transaction under the Share Purchase Agreement (the “Agreement”) with Original Holdings S.A., a sociedade por ações incorporated in Brazil and an affiliate of Simpar S.A, a publicly listed company in Brazil (“Original”), with UAB Motors Participações Ltda., a wholly-owned subsidiary of Group 1, as an intervening party (“UAB”). Under the terms of the Agreement, Original acquired 100% of the issued and outstanding equity interests of UAB from the Company for BRL 510 million in cash (the “Transaction”).

As of year-end 2021, UAB operated 16 dealerships representing Land Rover, BMW, Honda and Toyota which generated BRL 1.7 billion in annual revenue.

“I want to thank our employees in Brazil for their dedication and work ethic over the past nine years of Group 1’s ownership. This great team was instrumental in the development of a very successful and professional automotive dealership group. As announced last year, our strategic decision to exit the Brazilian market and redeploy capital to other growth opportunities is in the best interest of our shareholders. We look to continue growth via acquisitions in both the U.S. and U.K. markets, while also returning capital to our shareholders,” said Earl J. Hesterberg, Group 1’s President and Chief Executive Officer.

For additional details regarding the Transaction, please see the information contained in the Form 8-K filed on November 15, 2021.

The investment firm of Laplace Finanças Empreendimentos Participações Ltda acted as financial advisor to Group 1 Automotive, Inc.

•	Share Repurchases

The Company also updated its year-to-date share repurchase activity of 1,437,729 shares of common stock at an average price of $176.74 for a total of $254.1 million, which represents 8.3 percent of Group 1’s outstanding share count at January 1, 2022. Purchases may be made from time to time, based on market conditions, legal requirements, and other corporate considerations, in the open market or in privately negotiated transactions. The Company expects that any repurchase of shares will be funded by cash from operations. Repurchased shares will be held in treasury.

ABOUT GROUP 1 AUTOMOTIVE, INC.

Group 1 owns and operates 201 automotive dealerships, 268 franchises, and 46 collision centers in the United States and the United Kingdom that offer 35 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, www.facebook.com/group1auto, and www.twitter.com/group1auto.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, (i) the impacts of COVID-19 and the armed conflict in Ukraine on our business and the supply chains upon which our business is dependent, (j) the impacts of any potential global recession, (k) our ability to maintain sufficient liquidity to operate, and (l) our ability to successfully integrate recent and future acquisitions. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:

Jason Babbitt

Vice President, Treasurer

Group 1 Automotive, Inc.

jbabbitt@group1auto.com

Media contacts:

Pete DeLongchamps

Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs

Group 1 Automotive, Inc.

pdelongchamps@group1auto.com

or

Clint Woods

Pierpont Communications, Inc.

713-627-2223

cwoods@piercom.com